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                        [COOPERS & LYBRAND LETTERHEAD]


                                                                EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Michael Foods, Inc. on Form S-8 of our report dated October 7, 1996 on our audit of the combined financial statements of the Papetti Companies as of December 31, 1995 and for the year then ended, which report is included on Form 8-K which is incorporated by reference in this Form S-8.







                                                  /s/ Coopers & Lybrand L.L.P.

                                                 Coopers & Lybrand L.L.P.




Parsippany, New Jersey
March 19, 1997













COOPERS & LYBRAND L.L.P., A REGISTERED LIMITED LIABILITY PARTNERSHIP, IS A MEMBER FIRM OF COOPERS & LYBRAND (INTERNATIONAL).